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                                                                 EXHIBIT 10.34

                                FISCAL YEAR 1997
                                ----------------
                WESTERN DIGITAL MANAGEMENT INCENTIVE PLAN (MIP)
                -----------------------------------------------

                                PURPOSE
                                ------------------------------------------------

                                The purpose of this Plan is to focus
                                participants on achieving key financial and strategic objectives at the corporate and business group levels that will lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn significant awards, commensurate with performance.

                                ELIGIBILITY
                                ------------------------------------------------

                                Plan eligibility is extended to all employees of Western Digital and selected employees of its domestic subsidiaries who are in, or who are hired into, salary grades 68 and above (or equivalent) on or before January 6, 1997.

                                Eligibility may be granted to employees who have an authorized written agreement that grants them eligibility.

                                Employees of Western Digital and its domestic subsidiaries who are in salary grades 67 or below (or equivalent) are eligible for awards generated by a secondary bonus pool.

                                DESCRIPTION OF THE PLAN
                                ------------------------------------------------

                                The 1997 Management Incentive Plan will pay a combination of cash and deferred awards to participants for the achievement of predetermined performance goals. Each participant will be assigned a pool or target bonus percentage, which when multiplied by the participant's annual base salary as of June 30, 1997, will determine the pool or target bonus payout.

                                Predetermined performance goals will be
                                established and approved by the Compensation
                                Committee of the Board of Directors before the end of the first quarter of the fiscal year.

                                The actual performance achieved will determine the percentage used to calculate the award at the end of the plan year. The size of the actual award can vary between 0% and 200% of the pool or target award.

                                In addition, individual awards may be adjusted upward or downward by the Chief Executive Officer from the amount generated by the formula. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee.]




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                                OPERATION OF THE PLAN
                                ------------------------------------------------

Plan Year:                      July 1, 1996 to June 30, 1997

Award Opportunities:            The award for participants will be expressed as
                                a percentage of salary, and determined
                                according to salary grade.

1997 Goals and Weighting:       Each business group will have goals at the
                                corporate and/or business group level, and each goal will have an assigned weighting.

                                The percentage of target bonus opportunity earned (before discretionary adjustments) will vary from the target bonus opportunity based on actual performance achieved relative to the performance goals.

                                ADDITIONAL PROVISIONS
                                ------------------------------------------------

Award Thresholds:               Corporate operating profit must be at least 50%
                                of the Annual Operating Plan for incentives to be paid under any aspect of the Plan.

                                In addition each business group will have a predetermined operating profit threshold below which no incentive payments can occur for that business group.

Total Award Cap:                Total awards paid under this Plan may not
                                exceed a preset percentage of corporate
                                operating profit as determined by the
                                Compensation Committee. Any award reductions attributable to the preset percentage cap will be made by the Chief Executive Officer.

Award Adjustment:               Group award levels may be adjusted upward or
                                downward by up to 25% by the Chief Executive
                                Officer.

                                After application of the group performance, individual awards may be adjusted upward or downward based on the adjustment table below. Approval from the Chief Executive Officer is required for adjustments outside of these limits. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee. The adjustments by salary grade level (or equivalent) are as follows:

                                      Salary Grade                   Upward                      Downward
                                    (or equivalent)                Adjustment                   Adjustment
                                -------------------------     --------------------           -----------------
                                      68, 69 & 84                    +100%  (1)                   -100%  (1)
                                       All others                     +40%                         -40%

                                (1)   The adjustment factors are higher for
                                      those in salary grades 68, 69 and 84
                                      since these individuals also participate in Western Digital's Profit Sharing Plan.





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                                All awards under this Plan are discretionary.
                                The amount of the award including adjustments is determined by Western Digital in its sole discretion. No employee has any contractual right to receive an award pursuant to this Plan due to his/her employment at Western Digital.

Extraordinary Events:           The Compensation Committee, in its discretion,
                                may adjust the basis upon which performance is measured to reflect the effect of significant changes that include, but are not limited to, unbudgeted acquisitions/divestitures, unusual or extraordinary accounting items, or significant, unplanned changes in the economic or regulatory environment.

Termination:                    Participants must be employed by the Company at
                                the end of the plan year to receive an award.
                                If a participant terminates for reason of retirement, total and permanent disability, or death, the Compensation Committee has the discretion to pay prorated awards based upon the percentage of the year worked.

Partial Year                    The Compensation Committee, in its discretion,
Participation:                  may pay prorated awards to people hired or
                                promoted into eligible positions after
                                July 1, 1996.

Deferred Payout:                At the beginning of the plan year, the
                                participant may elect to defer payout of all or part of the award in accordance with Western
                                Digital's Deferred Compensation Plan. The deferred amount will be credited with a rate as specified in the Western Digital's Deferred
                                Compensation Plan.

Payout of Award:                Awards will be paid in cash as soon as possible
                                following the end of the plan year or according to the participant's deferral election. In addition, an amount will be deducted from the award and contributed to Western Digital's
                                Savings and Profit Sharing Plan. This amount will be based upon a percentage of salary.
                                This percentage will be the same as that used by all participants in the Western Digital
                                Profit Sharing Plan.

Secondary Pool:                 Secondary award pools will be created for
                                employees in salary grades 67 or below (or equivalent) for all corporate and business groups.

                                Management has the discretion to award any one individual up a maximum of 10% of salary. Approval of the CEO is required for discretion outside this limit.

                                The intent of this pool is to allow for the top 10% of the remaining population to receive 5% of their salary as a bonus.





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